UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report

April 8, 2005

(Date of earliest event reported)

IVAX Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14798	11-3500746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2140 North Miami Avenue Miami, Florida	33127
(Address of principal executive offices)	(Zip Code)

(305) 324-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 8, 2005, Fernando L. Fernandez was appointed to the Board of Directors and to the Audit Committee of IVAX Diagnostics, Inc. to fill the existing vacancy and to serve until the next annual meeting of stockholders.

In connection with his appointment to the Board of Directors and to the Audit Committee, on April 8, 2005, IVAX Diagnostics granted Mr. Fernandez options to purchase 5,000 shares of its common stock under the 1999 Performance Equity Plan. These options have an exercise price of $4.91 per share, are fully vested and immediately exercisable as of the date of grant, and expire on April 7, 2015.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVAX DIAGNOSTICS, INC.

Dated: April 12, 2005	By:	/s/ Mark Deutsch
Mark Deutsch,
Chief Financial Officer and Vice President – Finance